SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 6, 2012
 Date of Report (date of earliest event reported):

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

CLX MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Colorado 000-09392 84-0749623

(State or other (Commission (I.R.S. Employer Identification No.)

jurisdiction of File Number)

incorporation)

1926 Hollywood Blvd. Hollywood FL 33020

(Address of principal executive offices)(Zip Code)

888-405-3140

Registrant's telephone number, including area code:

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 1 -- Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On February 6, 2012 CLX Medical, Inc., a Colorado corporation (the “Company”), and StraightDogLeg, Inc., a Utah corporation (“SDL”) entered into a merger agreement (the “SDL Merger”) under which the Company conditionally acquired 100% of the issued and outstanding equity capital stock of SDL (the “SDL Equity”) in exchange for:

1.      1,000 shares of preferred stock of the Company, which preferred stock has voting rights equal to 51% of the total voting shares;

2.      Within 90 days of executing this Letter of Merger, CLXM will exchange the 1,000 shares of CLXM Control Stock issued to SDL shareholders or their designates for a newly designated preferred stock having as its designation the following terms and conditions: a) voting rights that will equal at least 75% of the total issued and outstanding common stock on the date of Closing, b) conversion rights into that number of common shares equal to 75% of the total post-conversion issued and outstanding common shares of CLXM on the date of Conversion,;

3.      CLXN shall be deemed to be the parent company resulting from the Change in Control Transaction; and

4.      The Company’s pledge to obtain a commitment letter from a bona-fide financial source for not less than $200,000 in financing within 90 days of the date of the SDL Merger, with an initial $5,000 of the $200,000 in financing to be provided within 30 days of the SDL Merger (the “Financing”).

The SDL Merger is deemed closed but subject to the Company’s obtaining the Financing, as set forth above.

Item 1.02                 Termination of a Material Definitive Agreement

On February 9, 2012, the Company and Doctors TV Network, LLC, a Florida limited liability company (“Dr-TV”), terminated their Share Exchange Agreement (the “Dr-TV Agreement”). Under the Dr-TV Agreement, the Company conditionally acquired 100% of the issued and outstanding equity interests of Dr-TV Network in exchange for total consideration (the “Purchase Price”) including:

(1)                 an aggregate of 7,800,000 shares of the Company’s common stock following an expected recapitalization to reduce the issued and outstanding common stock of the Company, and was expected to result in the members of Doctors-TV collectively holding a not less than 65% of the common stock of the Company (the “Acquisition Stock”). This recapitalization has not yet been undertaken, and the Acquisition Stock will not be issued.

(2)               1,000 shares of Series C Preferred Stock. As a result of the termination, the 1,000 Series C Preferred Stock has been returned to the Company.

The parties terminated the agreement due to the failure to obtain adequate funding to facilitate the growth of Dr-TV and to support the Company’s operations and expenses related to the Company’s 1934 Exchange Act reporting requirement. There are no termination to penalties to either party in connection with the termination of the Dr-TV Agreement.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control

In connection with the SDL Merger, the Company transferred to the principals of SDL 1,000 shares of Series C Preferred Stock, which Preferred Stock has voting rights equal to 51% of the total voting shares of the Company.

To the Company’s knowledge, no shareholder beneficially owns more than 5% of the issued and outstanding common stock of the Company. There are currently a total of 4,172,991,338 shares of common stock issued and outstanding.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

EXHIBIT NUMBER DESCRIPTION LOCATION

10.4 StraightDogLeg, Inc. Merger Agreement Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2012

CLX Medical, Inc.

By:	/s/ Jose Chavez
Director

BINDING LETTER OF MERGER

This Letter of Merger (“LOM”) sets forth the terms upon which CLX Medical, Inc. (“CLXM”), a Colorado corporation publicly traded under the ticker symbol “CLXM,” and StraightDogLeg, Inc., a privately held Utah corporation (“SDL”), hereby on this 6 of February 2012, agree to merge their respective businesses.

RECITALS

SDL is a privately-held company incorporated in the state of Utah. SDL has 1,000 shares of common stock issued and outstanding. A copy of the shareholder report is attached hereto as Exhibit A.

SDL owns the domain name straightdogleg.com. SDL is a smart phone application developer and has filed a provisional patent on its “SmartPing” technology.

CLXM is incorporated in the state of Colorado. There are 4,950,000,000 billion shares of common stock authorized, of which 4,172,991,338 are issued and outstanding. There are 50,000,000 shares of preferred stock authorized, of which 1,000 are issued and outstanding.

TRANSACTION

Subject to the terms of a definitive agreement which shall be executed between all parties hereto within five business days of this Letter of Merger, the following transaction terms are hereby agreed upon (the “Change in Control Transaction”):

•         CLXM hereby acquires from SDL, and the SDL shareholders hereby transfer to CLXM, 100% of the issued and outstanding equity capital of SDL (the “SDL Equity”) in a share exchange that results in SDL surviving as a wholly-owned subsidiary of CLXM following the Change in Control Transaction.

•         CLXM hereby acknowledges its binding obligation to deliver to SDL and shall cause to be transferred or issued 1,000 share of CLXM preferred stock (the “CLXM Control Stock”)to the SDL shareholders, which preferred stock shall have voting rights equal to 51% of the total voting shares.

•         CLXM shall be deemed to be the parent company resulting from the Change in Control Transaction.

•         Simultaneous with the execution hereof, John Midgett will be appointed to the Board of Directors of CLXM. The transferring SDL shareholders shall have the right to name one additional Board Member following the transfer of the SDL Equity to CLXM.

TERMS

The following terms of the transaction are agreed to:

ARTICLE 1

Within ninety (90) days of executing this Letter of Merger, CLXM shall have obtained a commitment letter from a bona-fide financial source pursuant to which CLXM will receive a minimum of $200,000 in financing over the twelve-month period immediately following the Closing. Notwithstanding the foregoing sentence, CLXM shall provide an initial $5,000 of the $200,000 in financing within 30 days of executing this Letter of Merger.

ARTICLE 2

Within 90 days of executing this Letter of Merger, CLXM will exchange the 1,000 shares of CLXM Control Stock issued to SDL shareholders or their designates for a newly designated preferred stock having as its designation the following terms and conditions: a) voting rights that will equal at least 75% of the total issued and outstanding common stock on the date of Closing, b) conversion rights into that number of common shares equal to 75% of the total post-conversion issued and outstanding common shares of CLXM on the date of Conversion, adjusted for any forward or reverse splits and additional stock issuance.

ARTICLE 3

CLXM agrees that upon executing this Letter of Merger, CLXM and SDL will have the right to dispose of any and all other assets and subsidiaries of CLXM under terms and conditions deemed suitable to the CLXM Board of Directors.

ARTICLE 4

SDL represents and warrants that it has full and irrevocable ownership of the recently provisional patent on its “SmartPing” technology and all intellectual technology associated with the provisional patent, and further agrees, represents and warrants that it shall maintain full and irrevocable ownership following this LOM for as long as this LOM or successor agreement(s) remain in effect until such other time as the Board of CLXM instructs otherwise.

Confidentiality. The parties hereto agree that the terms of this Letter are confidential and that neither party shall, without the prior consent of the other party hereto, disclose or issue any press release or announcement nor permit its respective employees or agents to disclose or issue any press release or announcement of the terms of this Letter or the transactions contemplated herein, except that either party may make such disclosures as are reasonable to prospective lenders, investors, consultants, attorneys and accountants, without the prior written approval of the other party. The parties may disclose such information as may be required to be disclosed by any court of competent jurisdiction or any governmental agency having authority to compel such disclosure or as otherwise required by law.

Binding Agreement. This Letter of Merger constitutes a binding transaction between the parties hereto effective as of the date of execution. Notwithstanding the foregoing, the parties may enter into a subsequent Definitive Agreement (or several additional agreements as the parties deem appropriate) should they desire to further define the terms of the share exchange or re-evaluate the consideration exchange pursuant to this LOM.

Executions in Counterparts. This Letter may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

Governing Law. This Letter shall be governed by and construed under the laws of the State of Utah, without giving effect to the principles of conflicts of law.

If the foregoing terms and conditions are accepted, so indicated by the signatures below, this enclosed copy of this Letter and its return to the attention of the undersigned; this transaction shall be deemed closed with post closed conditions outlined above as of the date below.

EXECUTED this 6rd day of February, 2012:

By:________________________________

Craig Fischer

Chief Executive Officer, CLX Medical, Inc.

By:_________________________________

Jose Chavez

Director CLX Medical Inc.

ACCEPTED AND AGREED:

By:______________________________

John Midgett, for SDL, Inc.